EXHIBIT A

Account #	Fund Name
P84568	Oppenheimer Global Strategic Income Fund
P84570	Oppenheimer Variable Account Funds For The Account Of Oppenheimer Global Strategic Income Fund/VA
P84572	Oppenheimer Integrity Funds for the account of Oppenheimer Core Bond Fund
P84573	Oppenheimer Variable Account Funds For The Account Of Oppenheimer Main Street Small Cap Fund/VA
P56970	Oppenheimer Capital Appreciation Fund
P84574	Oppenheimer Global Fund
P84575	Oppenheimer Variable Account Funds For The Account Of Oppenheimer Global Fund/VA
P56973	Oppenheimer Variable Account Funds For The Account Of Oppenheimer Capital Appreciation Fund/VA
P84576	Panorama Series Fund, Inc. for the account of Oppenheimer International Growth Fund/VA
P56975	Oppenheimer Variable Account Funds For The Account Of Oppenheimer Discovery Mid Cap Growth Fund/VA
P84577	Oppenheimer Variable Account Funds For The Account Of Oppenheimer Core Bond Fund/VA
P84812	Oppenheimer Variable Account Funds For The Account Of Oppenheimer Equity Income Fund/VA
P84579	Oppenheimer Variable Account Funds For The Account Of Oppenheimer Main Street Fund/VA
P56976	Oppenheimer Variable Account Funds For The Account Of Oppenheimer Money Fund/VA
P84580	Oppenheimer Variable Account Funds For The Account Of Oppenheimer Capital Income Fund/VA
P65192	Oppenheimer Global Value Fund
P56977	Oppenheimer Commodity Strategy Total Return Fund
P84582	Oppenheimer Developing Markets Fund
P84583	Oppenheimer International Small Company Fund
P84584	Oppenheimer International Growth Fund
P84585	Oppenheimer Main Street Small- & Mid-Cap Fund
P84586	Oppenheimer International Bond Fund
P87705	Oppenheimer Global Multi Strategies Fund
P73542	Oppenheimer Master Event-Linked Bond Fund, LLC
P05192	Oppenheimer Corporate Bond Fund
P09085	Oppenheimer Emerging Markets Debt Fund
P09086	Oppenheimer Currency Opportunities Fund
P30222	Oppenheimer Global High Yield Fund
P40189	Oppenheimer Main Street Small Cap Fund
P26729	Oppenheimer Diversified Alternatives Fund/VA
P90403	Oppenheimer Emerging Markets Innovators Fund
P97265	Oppenheimer Global-Multi Asset Income Fund

The Exhibit A dated as of September 10, 2014, as may be further amended from time to time, amends the Global Custody Agreement dated as of August 16, 2002, between OppenheimerFunds, Inc. on behalf of the clients identified in the Exhibit A, and JPMorgan Chase Bank, N.A.

JPMorgan Chase Bank, N.A.	OppenheimerFunds, Inc.

By: /s/ Anna Maria Calla Minniti	By: /s/ Mathew O’Donnell
Name: Anna Maria Calla Minniti	Name: Mathew O’Donnell
Title: Vice President	Title: Vice President of OFI Global
Asset Management, Inc. pursuant
to delegated authority

Date: 9/24/2014	Date: Sept. 10, 2014